UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(202) 800-4333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 13, 2015, Global Defense & National Security Systems, Inc. (the “Company”) issued a convertible promissory note in the amount of $711,447 to Global Defense &National Security Holdings LLC (the “Lender”). The convertible note is due on the earlier of (1) November 24, 2015, and (2) immediately following the consummation of the initial Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation). At the Lender’s election, upon the Business Combination, the note will convert into the Company’s common stock, par value $0.0001, at a price equal to the greater of (1) $10.00 per share, and (2) the 30-day trailing average of the closing price per share. Funds in the Trust Account (as defined in the Company’s Amended and Restated Certificate of Incorporation) will not be used to repay the note.

A copy of the form of convertible note is filed as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibits

Exhibit 10.1	Form of Convertible Promissory Note, dated November 13, 2015, issued by the Company to Global Defense & National Security Holdings LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

Date: November 17, 2015	By:	/s/ Frederic Cassis
	Name:	Frederic Cassis
	Title:	Secretary

EXHIBIT INDEX

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibits

Exhibit 10.1	Form of Convertible Promissory Note, dated November 13, 2015, issued by the Company to Global Defense & National Security Holdings LLC.